Exhibit 99.1

1235 Water Street
East Greenville, PA 18041
Tel 215 679-7991
Press Release

Knoll Reports Annual and Fourth Quarter Results
•Strong work from home e-commerce and residential sales growth continue to help mitigate near-term office headwinds
•Positive signals in Office pipeline suggest improving outlook in the 2nd half of 2021
•Important actions taken during 2020 to reduce manufacturing footprint and reset workplace cost structure
•Year-end liquidity strong, with $334 million undrawn on our credit facility; leverage 2.3x
EAST GREENVILLE, PA, February 10, 2021 -- Knoll, Inc. (NYSE: KNL), a constellation of design-driven brands and people, working together with clients in person and digitally to create inspired modern interiors for workplaces and homes, today announced financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter Highlights Versus Prior Year
Net Sales decreased 15.8% to $312.9M
Gross Margin decreased 320 bps to 35.6%
GAAP Operating Expenses decreased $9.9M to $104.3M or 33.3% of net sales
Adjusted Operating Expenses decreased $11.0M to $94.1M or 30.1% of net sales
GAAP Net Earnings/(loss) decreased $10.9M to $(0.6)M or (0.2)% of net sales
Adjusted EBITDA decreased $21.2M to $30.6M or 9.8% of net sales
GAAP Diluted EPS decreased $0.26 to ($0.05)
Adjusted Diluted EPS decreased $0.38 to $0.14

Full Year Highlights Versus Prior Year
Net Sales decreased 13.4% to $1,236.4M
Gross Margin decreased 260 bps to 35.8%
GAAP Operating Expenses decreased $4.1M to $415.1M or 33.6% of net sales
Adjusted Operating Expenses decreased $36.5M to $365.9M or 29.6% of net sales
GAAP Net Earnings decreased $59.8M to $7.7M or 0.6% of net sales
Adjusted EBITDA decreased $67.5M to $126.7M or 10.2% of net sales
GAAP Diluted EPS decreased $1.27 to $0.09
Adjusted Diluted EPS decreased $1.01 to 0.95

This release contains non-GAAP financial measures. Please refer to the Reconciliations of Non-GAAP Financial Measures section for reconciliations to the most directly comparable GAAP measure.

To Our Fellow Shareholders:

We hope this finds you and yours safe and well. 2020 was a year of unimaginable challenge and we could not be prouder of the way our team rose to the occasion to support our clients, dealers, the architectural and design community, and our fellow Knoll associates. Across the Knoll constellation, our associates successfully kept our plants and warehouses operational, re-opened showrooms where allowed by government regulation, and found new and innovative ways to connect digitally and in-person with the design community, commercial clients and residential consumers.

Solid Financial Results From Our Diversified Portfolio

Our long term strategy of diversifying our sources of revenue, both organically and through acquisition, away from a sole dependence on commercial workplace sales, with fluid brands that can pivot between sectors, has paid off exceedingly well this year. Sales to residential end users represented over a third of our total revenue, up from a fifth just a year ago. These sales increased 34% from prior year levels to a record $107M in the fourth quarter, and increased over 20%, to $335M, for the full year 2020. This helped to offset a 22% decline in our commercial workplace sales in 2020 and resulted in total revenues of $1,236.4M, down 13.4% vs prior year. For the quarter, sales of $312.9M declined 15.8% vs prior year driven by a 30% decline in workplace sales.

We took important steps to reset our cost structure in terms of both manufacturing costs, which were reduced by approximately $10M annually with the closing of our Grand Rapids manufacturing site and the pending consolidation of our NA warehouse locations in mid-2021, as well as approximately $25M of operating expense reductions, including headcount, travel and entertainment, variable incentive and other discretionary expenses while protecting our core digital and product development initiatives. These actions, combined with the favorable mix shift between residential and workplace, have allowed us to protect our profitability and deliver double digit adjusted EBITDA margins for the full year 2020. For the quarter, Adjusted EBITDA margin was 9.8% compared to a full year 10.2%.

We solidified our balance sheet with the $164M convertible preferred offering to ensure that we have the financial flexibility to both endure an extended period of soft commercial office activity while leaning in harder to the digital and residential initiatives that led to our strong outperformance versus our office benchmarks. Year-end net debt of $288M and full year Adjusted EBITDA of $126.7M resulted in a leverage ratio of 2.3x well below our 4.0x bank covenant. Liquidity remained strong with $334M of available borrowings.

We are particularly proud of the progress we made on our corporate social responsibility and diversity and inclusion initiatives, including a robust sustainability report prepared in accordance with Global Reporting (GRI) standards; a new scholarship for Black design students; our partnership with Habitat for Humanity and important diversity hires on both our Board of Directors and senior leadership team.

Planning for an Eventual Return to the Office

Let’s be clear, COVID-19 has had a dramatic short-term, and likely long-term, impact on the way we all live and work. In the short term, the disruption to the office market has been profound. Office demand, according to industry data, has plunged from between 22% to 38% monthly since the start of the pandemic. After a brief respite over the summer when it looked like more folks might be returning to the office, demand has been hit again as a second wave of the pandemic swept across North America and Europe. We track both the Google mobility data and the Kassel back to work barometer and both confirm this setback. In this context, it is not surprising to see that our workplace business continued to decline in the fourth quarter.

However, this transient disruption doesn’t mean that the office is going to altogether disappear. Rather, as Robert Hooijberg and Michael Watkins noted in a recent Harvard Business Review article "it's simply too hard to sustain collaboration, innovation, acculturation and dedication without face-to-face interaction." They add, "While we will likely never go back to our pre-crisis status quo, we imagine the future will be a blended one that leverages the best of what both virtual and face to face experiences can offer. While the face-to-face part won’t start happening with any regularity until it is safe and possible to do so, we can be encouraged that this future is on the horizon as newly approved vaccines start to deploy around the world."

In other words, while data today shows 60-80% of all office work is happening remotely, this will not be the case forever. While we believe our office business will continue to decline over the first half of 2021 as clients hold off on en masse returns to work while vaccines are being disseminated, we are heartened by several factors that suggest a return to more normalized levels of demand and a rebound later in 2021. When we survey our clients on their return to work plans we see most falling in the third and fourth quarter of 2021. Our funnel of activity, which has been a good indicator of where demand is heading, shows signs of stabilization of demand three quarters out and the prospect of double-digit growth four quarters out. We think that once there is more clarity on vaccine distribution, companies will start to firm up their return to work plans and activate workplace projects now on hold. Our outlook is not that different than the travel industry where bookings for travel in Q3 and Q4 are strong. Once people start returning to the office, the momentum of more people being in versus out will create an additional impetus for return to work and the in-person interaction we know most of us miss and crave.

In anticipation of this rebound, we are keeping excess sales capacity that we might not hold were these expectations different. This and other spending will be a headwind in the first half of 2021. In addition, we know that the workplace people return to won’t be the workplace they left. There will be a more permanent mix of in-person and virtual collaboration - what we call the "phygital" workplace. Spaces will be de-densified and there will be a focus on spaces designed to allow for safe collaboration as well as individual focus. With the office having to compete with other venues now, it will be more important than ever that the office facilitates collaboration and offers features that the home lacks. As Dror Poleg noted in a piece in The New York Times entitled The Future of Offices When Workers Have a Choice, “The office will become more of a consumer product. And just like every consumer product, the office will have to continually fight for its customers and meet their needs - not only when it’s time to renew the lease.” This plays to the strengths of our constellation of design-driven brands and the fact that change in the workplace has always been good for our business. Timing wise, preparations for the return to the office align with the unveiling of our updated New York showroom this coming April which has been designed as a model post-pandemic workplace.

Work from Home is Here to Stay

While we still believe BIFMA demand will settle somewhere between 80-90% of pre-pandemic levels, we expect our total market potential to actually increase in the medium-term as we benefit from an equally profound and concomitant trend that Scott Galloway calls the “dispersal” of work, both in terms of where work takes place, whether it be in the home or in the office, and geographically between cities and suburbs. This has already acted as an accelerant on our work from home ("WFH") e-commerce sales and overall residential activity, and we believe permanently upsizes the market potential for Knoll and our constellation of brands that target the WFH and residential markets.
Our Digital and Residential Future

In the fourth quarter we experienced a continued acceleration in both our WFH e-commerce activity as well as across every single one of our residential brands and channels. Representing over 10% of our total sales, up from less than 3% a year ago, e-commerce activity at both Fully and Knoll set quarterly records, growing 239% vs prior year. Given the fertile WFH market, we made a decision early in the fourth quarter to significantly upsize our marketing activities at Fully. This included a multimillion dollar investment in an incremental brand marketing campaign, across diverse media from CNBC to YouTube to ESPN that resulted in over 78 million impressions and drove record web traffic, conversion and revenues. This brand campaign spoke to Fully’s mission and commitment to both diversity and letting your work flow. You can check out this innovative campaign on YouTube at https://www.youtube.com/watch?v=XTP0jL9Cdgw.

We have plans to leverage these investments and learnings in the first half of 2021. And we expect, given the secular outlook for more permanent WFH trends, that the WFH market will continue to grow in the years ahead. According to a recent Upwork study, managers estimate that 20% of all employees will to some extent remain remote and they expect an 87% increase in remote work over the next 4 years. Fully is just scratching their potential, and as we expand their assortment, continue to experiment with more creative and innovative marketing and a smattering of pop-up and other go-to-market tests, they will continue to be an increasingly important part of the Knoll story.

Our digital and residential ambitions and results, however, extend way beyond Fully. Our KnollStudio residential e-commerce business, while much smaller than Fully, also set quarterly records and, when combined with our other residential channels in North America and Europe, delivered just under $90M in full year revenue, which is up again from prior year. Adding in the residential sales of Muuto and HOLLY HUNT, we are ending the year at a run rate at over $400M in residential revenues which we expect to continue to grow double digits in 2021 and beyond at above average levels of profitability.

While we launched a subset of Muuto designs on knoll.com, the standalone launch of muuto.com in North America is scheduled for the back half of 2021 together with a Muuto pop-up space in NYC. And it’s been heartening to see the residential strength extending now from WFH into higher end residential to-the-trade sectors and HOLLY HUNT. Here too, we experienced strong growth as the digital reinvention of the to-the-trade marketplace, which HOLLY HUNT singularly serves so well, is gaining momentum. 2021 should bring more digital innovation at HOLLY HUNT as well as the opening of a new flagship HOLLY HUNT showroom this summer in Los Angeles. While the showroom experience is critical for this high-end brand, the digital platform will be pivotal to changing the economic model that has been to date somewhat limited by the fixed overheads that each showroom brings.

Both and Will Beat Either Or

If you believe, as we do, that the future of the workplace ecosystem will be all about flexibility as to where and when one works, then those with balanced work from home (WFH), work in office (WINO) and residential portfolios, combined with omnichannel distribution capabilities (including dealers for complex enterprise clients, direct to consumer and small to mid-size business (SMB) e-commerce channels, digital to the trade capabilities and traditional bricks and mortar residential shops and showrooms), will be the winners in the post-COVID landscape. Certainly, that is the Knoll we have been and continue to build.

Our 2020 results demonstrate the value of this diversification as we outperformed our office benchmarks on the strength of our WFH and residential businesses and continued to generate double digit levels of adjusted EBITDA profitability. Now, with the reality of a vaccine on the horizon enabling more robust return to work, as the pendulum swings back from all WFH to a more balanced mix of WINO and WFH, we will see the office side of our business recover while we continue to benefit from a more permanent balance of where and how we work and elevated level of investments consumers globally put into their homes.

In closing, let us add that we know it has not been an easy year to be a Knoll shareholder, and we still expect further headwinds in the first half of 2021. However, as we have looked back on past cycles, we have seen a strong correlation between a reacceleration of our office business and significant value creation and recovery in our share price.

Onward!

Andrew & Charles

Andrew B. Cogan                Charles W. Rayfield
Chairman and Chief Executive Officer    Senior Vice President and Chief Financial Officer

Business Segment Results

The Company has two reportable segments: Office and Lifestyle. The Office reportable segment is comprised of the operations of the Office operating segment. The Lifestyle reportable segment is an aggregation of the Lifestyle, Europe, and Muuto operating segments. All unallocated expenses are included within Corporate.

The Office segment includes a complete range of workplace products that address diverse workplace planning paradigms in North America and Europe. These products include: systems furniture, seating, storage, tables, desks and accessories as well as the international sales of our Office products. The Office segment includes DatesWeiser and Fully. DatesWeiser is known for its sophisticated meeting and conference tables and credenzas, sets a standard of design, quality and technology integration. Fully is an ecommerce furniture brand selling height-adjustable desks, ergonomic chairs and accessories principally for individual home offices and small businesses.

The Lifestyle segment includes KnollStudio®, HOLLY HUNT®, Muuto®, KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather. KnollStudio products, which are distributed in North America and Europe, include iconic seating, lounge furniture, side, cafe and dining chairs as well as conference, training and dining and occasional tables. HOLLY HUNT® is known for high quality residential furniture, lighting, rugs, textiles and leathers. The KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather businesses provide a wide range of customers with high-quality fabrics, felt, leather and related architectural products. Muuto® rounds out the Lifestyle segment with its ancillary products and affordable luxury furnishings to make the Lifestyle segment an all-encompassing “resimercial”, high-performance workplace, from uber-luxury living spaces to affordable luxury residential living.

The tables below present the Company’s segment information with Corporate costs excluded from operating segment results.

	Three Months Ended December 31,		Year Ended December 31,
Net sales (in millions)	2020	2019	2020	2019
Office	$185.8	$229.2	$775.7	$873.8
Lifestyle	127.1	142.2	460.7	554.3
Total net sales	$312.9	$371.4	$1,236.4	$1,428.1

	Three Months Ended December 31,		Year Ended December 31,
Operating profit (in millions)	2020	2019	2020	2019
Office	$(1.6)	$17.4	$8.4	$64.2
Lifestyle	18.2	19.0	56.9	90.2
Corporate	(9.6)	(6.5)	(37.7)	(24.7)
Total operating profit	$7.0	$29.9	$27.6	$129.7

	Three Months Ended December 31,		Year Ended December 31,
Adjusted EBITDA(1) (in millions)	2020	2019	2020	2019
Office	$13.1	$25.9	$65.3	$94.5
Lifestyle	22.6	30.9	73.8	117.1
Corporate	(5.1)	(5.0)	(12.4)	(17.4)
Total adjusted EBITDA	$30.6	$51.8	$126.7	$194.2
(1) See Reconciliation of Non-GAAP Financial Measures below

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific expenses in an effort to show comparable business operating results for the periods presented.
The following table reconciles Operating Expenses to Adjusted Operating Expenses for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in millions)		($ in millions)

Operating expenses	$104.3	$114.2	$415.1	$419.3
Less:
Acquisition related amortization	2.4	2.5	9.5	8.9
Restructuring charges(1)	6.4	0.6	25.9	0.8
Acquisition related expenses(2)	—	(0.6)	12.4	0.1
Asset impairment charges(3)	1.4	6.6	1.4	6.6
Debt refinancing fees	—	—	—	0.5
Adjusted operating expenses	$94.1	$105.1	$365.9	$402.4
Net Sales	$312.9	$371.4	$1,236.4	$1,428.1
Operating Expenses as a Percentage of Net Sales	33.3%	30.7%	33.6%	29.4%
Adjusted Operating Expenses as a Percentage of Net Sales	30.1%	28.3%	29.6%	28.2%
(1) Restructuring charges during 2020 were related primarily to expenses to execute previously announced actions to close the Company's Grand Rapids manufacturing plant and severance costs for the Covid-19 related workforce reduction.
(2)Acquisition related expenses during 2020 were related to the remeasurement of an acquisition related contingent liability.
(3)Asset impairment charges consisted of a $1.4M write-down of the DatesWeiser tradename in 2020.

The following tables reconcile Operating Profit to Adjusted EBITDA by business segment for the periods indicated.

	Three Months Ended December 31, 2020
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	(1.6)	18.2	(9.6)	$7.0
Add back:
Restructuring charges(1)	3.6	0.1	2.7	6.4
Asset impairment charge(2)	1.4	—	—	1.4
Depreciation and amortization	6.3	4.3	0.2	10.8
Stock compensation	2.4	0.2	1.5	4.1
Other income items	1.0	(0.2)	0.1	0.9
Adjusted EBITDA (loss)	$13.1	$22.6	$(5.1)	$30.6
Net sales	$185.8	$127.1	—	$312.9
Operating profit %	(0.9)%	14.3%	N/A	2.2%
Adjusted EBITDA %	7.1%	17.8%	N/A	9.8%
(1)Restructuring charges during 2020 were related primarily to expenses to execute actions to close the Company's Grand Rapids manufacturing plant and severance costs for Covid-19 related workforce reduction.
(2)Asset impairment charges represents a write-down of the DatesWeiser tradename.

	Three Months Ended December 31, 2019
	Office		Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$17.4		$19.0	$(6.5)	$29.9
Add back:
Product discontinuation charges(1)	0.6		—	—	0.6
Acquisition related inventory adjustment(2)	0.3		—	—	0.3
Acquisition related expenses(3)	—		—	(0.6)	(0.6)
Asset impairment charges(4)	—		6.5	0.6	7.1
Restructuring charges(5)	0.4		0.2	—	0.6
Depreciation and amortization	6.6		3.7	0.2	10.5
Stock Compensation	0.6		1.1	1.4	3.1
Other non-cash items	—	908000000	0.4	(0.1)	0.3
Adjusted EBITDA (loss)	$25.9		$30.9	$(5.0)	$51.8
Net sales	$229.2		$142.2	—	$371.4
Operating profit %	7.6%		13.3%	N/A	8.1%
Adjusted EBITDA %	11.3%		21.7%	N/A	14.0%
(1)Product discontinuation charges related to the write-off of remaining inventory and dedicated tooling for the Morrison product line.
(2)Acquisition related inventory adjustments represent the charges recognized in cost of goods sold post acquisition. These charges originate from opening balance sheet adjustments to recognize acquired inventory at fair market value for the acquisition of Fully.
(3)Acquisition related expenses include, but are not limited to retention agreements for key employees, customary acquisition related charges, and changes in the valuation of acquisition related contingent liabilities for the periods presented.
(4)Asset impairment charges include a $6.5M write-down of the Edelman tradename and a write-down of other non-current assets.
(5)Restructuring charges primarily related to warehouse relocation charges and organizational re-alignments including headcount rationalization in the Office segment.

	Year Ended December 31, 2020
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$8.4	$56.9	$(37.7)	$27.6
Add back:
Product discontinuation charges	0.7	—	—	0.7
Restructuring charges(1)	18.2	0.8	7.5	26.5
Acquisition related expenses(2)	—	—	12.4	12.4
Asset impairment charges(3)	1.4	—	—	1.4
Depreciation and amortization	26.6	16.2	0.5	43.3
Stock Compensation	6.8	1.0	5.1	12.9
Other non-cash items	3.2	(1.1)	(0.2)	1.9
Adjusted EBITDA (loss)	$65.3	$73.8	$(12.4)	$126.7
Net sales	$775.7	$460.7	—	$1,236.4
Operating profit %	1.1%	12.4%	N/A	2.2%
Adjusted EBITDA %	8.4%	16.0%	N/A	10.2%
(1) Restructuring charges during the year ended December 31, 2020 were related primarily to expenses to execute actions to close the Company's Grand Rapids manufacturing plant and severance costs for Covid-19 related workforce reduction.
(2) Acquisition related expenses were related to the remeasurement of an acquisition related contingent liability.
(3)Asset impairment charges consisted of a $1.4M write-down of the DatesWeiser tradename.

	Year Ended December 31, 2019
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$64.2	$90.2	$(24.7)	$129.7
Add back:
Product discontinuation charges(1)	0.6	—	—	0.6
Acquisition related inventory adjustment(2)	0.3	—	—	0.3
Acquisition related expenses(3)	—	0.4	(0.3)	0.1
Asset impairment charges(4)	—	6.5	0.1	6.6
Debt refinancing fees(5)	—	—	0.5	0.5
Restructuring charges(6)	0.6	0.2	—	0.8
Depreciation and amortization	23.9	14.1	0.5	38.5
Stock Compensation	2.0	3.9	4.8	10.7
Other non-cash items	2.9	1.8	1.7	6.4
Adjusted EBITDA (loss)	$94.5	$117.1	$(17.4)	$194.2
Net sales	$873.8	$554.3	—	$1,428.1
Operating profit %	7.3%	16.3%	N/A	9.1%
Adjusted EBITDA %	10.8%	21.1%	N/A	13.6%
(1)Product discontinuation charges related to the write-off of remaining inventory and dedicated tooling for the Morrison product line.
(2)Acquisition related inventory adjustments represent the charges recognized in cost of goods sold post acquisition. These charges originate from opening balance sheet adjustments to recognize acquired inventory at fair market value for the acquisition of Fully.
(3)Acquisition related expenses include, but are not limited to retention agreements for key employees, customary acquisition related charges, and changes in the valuation of acquisition related contingent liabilities for the periods presented.
(4)Asset impairment charges include a $6.5M write-down of the Edelman tradename and a write-down of other noncurrent assets.
(5)Debt refinancing fees paid in connection with the amendment and extension of our credit facility completed during 2019.
(6)Restructuring charges primarily related to warehouse relocation charges and organizational re-alignments including headcount rationalization in the Office segment.

The following table reconciles Net Earnings to Adjusted EBITDA for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in millions)		($ in millions)

Net earnings	$(0.6)	$10.3	$7.7	$67.5
Add back:
Income tax expense (benefit)	2.1	3.7	(0.8)	23.4
Interest expense	3.6	5.1	17.2	21.7
Depreciation and amortization	10.8	10.5	43.3	38.5
Stock compensation	4.1	3.1	12.9	10.7
Other non-cash items	0.7	0.5	0.6	2.1
Acquisition related inventory adjustment	—	0.3	—	0.2
Product discontinuation charges(1)	—	0.6	0.7	0.6
Acquisition related expenses(2)	—	(0.6)	12.4	0.1
Restructuring charges(3)	6.4	0.6	26.5	0.8
Asset impairment charges(4)	1.4	7.1	1.4	7.1
Debt refinancing fees(5)	—	—	—	0.5
Pension settlement charge(6)	2.1	10.6	4.8	21.0
Adjusted EBITDA	$30.6	$51.8	$126.7	$194.2
Net sales	$312.9	$371.4	$1,236.4	$1,428.1
Net earnings %	(0.2)%	2.8%	0.6%	4.7%
Adjusted EBITDA %	9.8%	14.0%	10.2%	13.6%
(1)Product discontinuation charges related to the write-off of remaining inventory and dedicated tooling for the Morrison product line.
(2)Acquisition related expenses were related to the remeasurement of an acquisition related contingent liability.
(3)Restructuring charges during 2020 were related primarily to severance costs for Covid-19 related workforce reduction and expenses to execute actions to close the Company's Grand Rapids manufacturing plant.
(4)Asset impairment charges consisted of a $1.4M write-down of the DatesWeiser Tradename in 2020.
(5)Debt refinancing fees paid in connection with the amendment and extension of our credit facility completed during 2019.
(6) During 2020, the Company incurred settlement charges in connection with cash payments of lump sum elections related to the Company's pension plan.

The following table reconciles Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Diluted earnings per share	$(0.05)	$0.21	$0.09	$1.36
Add back:
Acquisition related inventory adjustment(1)	—	0.01	—	0.01
Product discontinuation charges(2)	—	0.01	0.01	0.01
Acquisition related expenses(3)	—	(0.01)	0.25	—
Acquisition related amortization	0.05	0.05	0.19	0.18
Restructuring charges(4)	0.13	0.01	0.55	0.02
Asset impairment charges(5)	0.03	0.14	0.03	0.14
Pension settlement charge(6)	0.04	0.21	0.10	0.42
Debt refinancing fees	—	—	—	0.01
Loss on extinguishment of debt	—	—	—	0.01
Less:
Tax effect of non-GAAP adjustments(7)	0.06	0.11	0.27	0.20
Adjusted diluted earnings per share	$0.14	$0.52	$0.95	$1.96
(1) Acquisition related inventory adjustments represent the changes recognized in cost of goods sold post acquisition. These charges originated from opening balance sheet adjustments to recognize acquired inventory at fair market value for the acquisition of Fully in 2019.
(2)Product discontinuation charges related primarily to the write-off of remaining inventory and dedicated tooling for the Morrison product line.
(3) Acquisition related expenses include, but are not limited to customary acquisition related charges, and changes in the valuation of acquisition related contingent liabilities for the periods presented.
(4)Restructuring charges during 2020 were related primarily to expenses to execute actions to close the Company's Grand Rapids manufacturing plant and severance costs for Covid-19 related workforce reduction.
(5) The Company incurred settlement charges in connection with cash payments of lump sum elections related to the Company's pension plan.
(6)Asset impairment charges consisted of a $1.4M write-down of the DatesWeiser Tradename in 2020. Asset impairment charges in 2019 include a $6.5M write-down of the Edelman tradename and a write-down of other noncurrent assets.
(7) Tax effect of non-GAAP adjustments was calculated using the applicable blended statutory tax rate for the jurisdiction in which the adjustment occurred.

The following tables show Workplace and Residential Sales, by segment, for the periods indicated.

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	Office	Lifestyle	Knoll, Inc.	Office	Lifestyle	Knoll, Inc.
	($ in millions)			($ in millions)

Workplace Sales	$155.0	$50.6	$205.6	$220.2	$71.4	$291.6
Residential Sales(1)	30.8	76.5	107.3	9.0	70.8	79.8
Total Net Sales	$185.8	$127.1	$312.9	$229.2	$142.2	$371.4

Workplace Growth vs Prior Year	(29.6)%	(29.1)%	(29.5)%	1.6%	3.3%	2.0%
Residential Growth vs Prior Year	242.2%	8.1%	34.5%	N/A	2.9%	16.0%
Workplace Percentage of Sales	83.4%	39.8%	65.7%	96.1%	50.2%	78.5%
Residential Percentage of Sales	16.6%	60.2%	34.3%	3.9%	49.8%	21.5%
(1) Residential Sales adjusted for 2019 to include Fully WFH furniture, previously included in Workplace Sales

	Year Ended December 31, 2020			Year Ended December 31, 2019
	Office	Lifestyle	Knoll, Inc.	Office	Lifestyle	Knoll, Inc.
	($ in millions)			($ in millions)

Workplace Sales	$681.5	$219.8	$901.4	$860.1	$292.4	$1,152.5
Residential Sales(1)	94.3	240.7	335.0	13.7	261.9	275.6
Total Net Sales	$775.8	$460.5	$1,236.4	$873.8	$554.3	$1,428.1

Workplace Growth vs Prior Year	(20.8)%	(24.8)%	(21.8)%	7.9%	19.2%	10.6%
Residential Growth vs Prior Year	588.3%	(8.1)%	21.6%	N/A	0.8%	6.0%
Workplace Percentage of Sales	87.8%	47.7%	72.9%	98.4%	52.8%	80.7%
Residential Percentage of Sales	12.2%	52.3%	27.1%	1.6%	47.2%	19.3%
(1) Residential Sales adjusted for 2019 to include Fully WFH furniture, previously included in Workplace Sales

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our plans for reduced capital and operating expenditures and enhanced liquidity measures, our integration of acquired businesses, our supply chain and manufacturing footprint optimization plans, our expectations with respect to changes in the way companies implement "return to work", "work from home" and remote work strategies, and our expectations with respect to the payment of future dividends and leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture and interior solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, and the way and places where people work, the financial strength and stability of our suppliers, customers and dealers, access to capital, our success in designing and implementing our new enterprise resource planning system, our ability to successfully integrate acquired businesses, our supply chain optimization initiatives, the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.
Contacts
Investors:
Charles Rayfield
Senior Vice President and Chief Financial Officer
Tel 215 679-1703
crayfield@knoll.com

Media:
David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

Q&A Conference Call Information

Knoll will host a live question and answer conference call on Wednesday, February 10, 2021 at 5:30 p.m. ET.
The conference call may also be accessed by dialing:
North America    (844) 778-4138
International         (661) 378-9550
Q&A Conference ID     1895549
A replay of the Q&A conference call will be available through February 17, 2021 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 1895549, as well as on the Company's investor relations website through February 17, 2021.

About Knoll

Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients in person and digitally to create inspired modern interiors. Our internationally recognized portfolio includes furniture, textiles, leathers, accessories, and architectural and acoustical elements. Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser, Muuto, and Fully — reflect our commitment to modern design that meets the diverse requirements of high performance workplaces, work from home settings and luxury residential interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program.

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net sales	$312.9	$371.4	$1,236.4	$1,428.1
Cost of sales	201.6	227.3	793.7	879.1
Gross profit	111.3	144.1	442.7	549.0
Selling, general, and administrative expenses	96.5	107.1	375.4	411.9
Restructuring charges	6.4	0.6	25.9	0.8
Loss on fair value remeasurements	1.4	6.5	13.8	6.5
Operating profit	7.0	29.9	27.6	129.8
Loss on extinguishment of debt	—	—	0.2	—
Pension settlement charges	2.1	10.6	4.8	21.0
Interest expense	3.6	5.1	17.2	21.7
Other expense (income), net	(0.2)	0.2	(1.5)	(3.8)
Income before income tax expense	1.5	14.0	6.9	90.9
Income tax (benefit) expense	2.1	3.7	(0.8)	23.4
Net earnings/(loss)	$(0.6)	$10.3	$7.7	$67.5
Less: Net earnings attributable to preferred stockholders	1.9	—	3.3	—
Net earnings attributable to Knoll, Inc. stockholders	$(2.5)	$10.3	$4.4	$67.5

Earnings per share:
Basic	$(0.05)	$0.21	$0.09	$1.38
Diluted	$(0.05)	$0.21	$0.09	$1.36

Weighted-average shares outstanding (in thousands):
Basic	49,136	48,878	49,077	48,846
Diluted	49,136	49,750	49,530	49,457

KNOLL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$37.3	$8.5
Customer receivables, net	83.4	107.4
Inventories, net	193.1	195.9
Prepaid and other current assets	51.0	28.8
Total current assets	364.8	340.6
Property, plant, and equipment, net	237.1	239.0
Goodwill and intangible assets, net	697.7	680.3
Right-of-use lease assets	150.0	94.4
Other non-current assets	3.5	3.6
Total assets	$1,453.1	$1,357.9
LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$14.6	$17.1
Accounts payable	101.1	131.9
Current portion of lease liability	27.2	20.7
Other current liabilities	113.5	120.3
Total current liabilities	256.4	290.0
Long-term debt	295.2	428.9
Lease liability	141.2	87.0
Other non-current liabilities	147.4	124.4
Total liabilities	840.2	930.3
Convertible preferred stock	165.1	—
Total equity	447.8	427.6
Total liabilities, convertible preferred stock and shareholders' equity	$1,453.1	$1,357.9

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Year Ended December 31,
	2020	2019

Net earnings	$7.7	$67.5
Cash provided by operating activities	60.2	138.2
Cash (used in) investing activities	(30.9)	(80.7)
Cash provided by (used in) financing activities	(3.1)	(50.7)
Effect of exchange rate changes on cash and cash equivalents	2.1	0.1
Increase in cash and cash equivalents	28.3	6.9
Cash and cash equivalents at beginning of period	8.5	1.6
Cash and cash equivalents at end of period	$36.8	$8.5